Exhibit 4.11.6

AMENDMENT OF SOLICITATION/MODIFICATION OF CONTRACT			1. CONTRACT ID CODE	PAGE OF PAGES
				1	8
2. AMENDMENT/MODIFICATION NO.		3. EFFECTIVE DATE	4. REQUISITION/PURCHASE REQ. NO.	5. PROJECT NO. (If applicable)
P00005		See Block 16C	OS254380
6. ISSUED BY	CODE	ASPR-BARDA	7. ADMINISTERED BY (If other than Item 6)	CODE	ASPR-BARDA01

ASPR-BARDA			ASPR-BARDA
200 Independence Ave., S.W.			330 Independence Ave, SW, Rm G644
Room 640-G			Washington DC 20201
Washington DC 20201

8. NAME AND ADDRESS OF CONTRACTOR (No., street, county, State and ZIP Code)			(x)	9A. AMENDMENT OF SOLICITATION NO.

MEDIWOUND LTD 1477616
MEDIWOUND LTD	42 HAYARKON		9B. DATED (SEE ITEM 11)
42 HAYARKON
YAVNE 00812			x	10A. MODIFICATION OF CONTRACT/ORDER NO.
HHSO100201500035C

10B. DATED (SEE ITEM 13)
CODE 1477616		FACILITY CODE	09/29/2015
11. THIS ITEM ONLY APPLIES TO AMENDMENTS OF SOLICITATIONS
☐	The above numbered solicitation is amended as set forth in Item 14. The hour and date specified for receipt of Offers ☐ is extended. ☐ is not extended.

Offers must acknowledge receipt of this amendment prior to the hour and date specified in the solicitation or as amended , by one of the following methods: (a) By completing Items 8 and 15, and returning ________ copies of the amendment; (b) By acknowledging receipt of this amendment on each copy of the offer submitted ; or (c) By separate letter or telegram which includes a reference to the solicitation and amendment numbers. FAILURE OF YOUR ACKNOWLEDGEMENT TO BE RECEIVED AT THE PLACE DESIGNATED FOR THE RECEIPT OF OFFERS PRIOR TO THE HOUR AND DATE SPECIFIED MAY RESULT IN REJECTION OF YOUR OFFER. If by virtue of this amendment you desire to change an offer already submitted , such change may be made by telegram or letter, provided each telegram or letter makes reference to the solicitation and this amendment, and is received prior to the opening hour and date specified.

12. ACCOUNTING AND APPROPRIATION DATA (If required)	Net Increase:	$5,537,538.00
2020.1991073.25106
13. THIS ITEM ONLY APPLIES TO MODIFICATION OF CONTRACTS/ORDERS. IT MODIFIES THE CONTRACT/ORDER NO. AS DESCRIBED IN ITEM 14.
CHECK ONE	A. THIS CHANGE ORDER IS ISSUED PURSUANT TO: (Specify authority) THE CHANGES SET FORTH IN ITEM 14 ARE MADE IN THE CONTRACT ORDER NO. IN ITEM 10A.

B. THE ABOVE NUMBERED CONTRACT/ORDER IS MODIFIED TO REFLECT THE ADMINISTRATIVE CHANGES (such as changes in paying office, appropriation date, etc.) SET FORTH IN ITEM 14, PURSUANT TO THE AUTHORITY OF FAR 43.103(b).

X	C. THIS SUPPLEMENTAL AGREEMENT IS ENTERED INTO PURSUANT TO AUTHORITY OF: FAR 52.243-2 (Alt V) Changes - Cost , FAR 43.103(a) - By Mutual Agreements of the Parties
D. OTHER (Specify type of modification and authority)
E. IMPORTANT: Contractor ☐ is not. ☒ is required to sign this document and return 1 copies to the issuing office.
14. DESCRIPTION OF AMENDMENT/MODIFICATION (Organized by UCF section headings, including solicitation/contract subject matter where feasible.)

Tax ID Number:	C0-0000387
DUNS Number:	532040334
The purpose of this modification is to accomplish the following:
1.	ARTICLE B.5. ADVANCE UNDERSTANDINGS, is modified to add several advance understandings.
2.	ARTICLE B.3. OPTION PRICES, is modified to add and fund CLINs 0006A; 0006B, and 0006C, and 0007A and 0007B.
3.	ARTICLE C.1. STATEMENT OF WORK, is modified to add an addendum.
4.	SECTION J, LIST OF ATTACHMENTS, is modified to add an addendum.
5.	The total estimated cost of the contract is increased by $5,175,269.
6.	The total fixed fee of the contract is increased by $362,269.
7.	The total cost plus fixed fee amount of the contract is increased by $5,537,538 from Continued ...

Except as provided herein, all terms and conditions of the document referenced in Item 9 A or 10A, as heretofore changed, remains unchanged and in full force and effect.
15A. NAME AND TITLE OF SIGNER (Type or print)		16A. NAME AND TITLE OF CONTRACTING OFFICER (Type or print)

Sharon Malka, Chief Executive Officer Yaron Meyer, General Counsel & Corporate Secretary		GEORGE J. KEANE
15B. CONTRACTOR/OFFEROR	15C. DATE SIGNED+	16B. UNITED STATES OF AMERICA	16C. DATE SIGNED
/s/Sharon Malka /s/Yaron Meyer	2/28/2020	/s/George J. Keane	02/28/2020
(Signature of person authorized to sign)		(Signature of Contracting Officer)
Previous edition unusable	STANDARD FORM 30 (REV. 11/2016)
Prescribed by GSA FAR
(48 CFR) 53.243

CONTINUATION SHEET	REFERENCE NO. OF DOCUMENT BEING CONTINUED	PAGE OF
	HHSO100201500035C/P00006	2	8
NAME OF OFFEROR OR CONTRACTOR
MEDIWOUND LTD 1477616
ITEM NO. (A)	SUPPLIES/SERVICES (B)	QUANTITY (C)	UNIT (D)	UNIT PRICE (E)	AMOUNT (F)
	$76,406,048 to $81,943,586.
	8. The total ultimate contract value is increased by $5,537,538 from $80,853,761 to $86,391,299.
	See supplemental pages for remainder of modification. All other terms and conditions of this contract remain in full force and effect.
	Delivery: 06/30/2024
	Delivery Location Code: HHS
	HHS
	200 Independence Avenue, SW
	Washington DC 20201 US

	Appr. Yr.: 2020 CAN: 1991073 Object Class: 25106
	Period of Performance: 09/29/2015 to 06/30/2024

	Add Item 9 as follows:

9	CLIN 0006A ($1,015,002 total cost and $71,050 fixed fee, total CLIN cost $1,086,052), CLIN 0006B ($3,241,917 total cost and $226,934 fixed fee, total CLIN cost $3,468,851) , CLIN 0006C ($15,000 total cost, $1,050 fixed fee, total CLIN cost $16,050), CLIN 0007A ($32,000 total cost, $2,240 fixed fee, total CLIN cost $34,240), CLIN 0007B ($871,350 total cost and $60,995 fixed fee, total CLIN cost $932,345).				$5,537,538.00
	Obligated Amount: $5,537,538.00

NSN 7540-01-152-8067	OPTIONAL FORM 336 (4-86)
Sponsored by GSA
FAR (48 CFR) 53.110

Contract No. HHSO100201500035C Modification No. 0006	Continuation Sheet Block 14	Page 3 of 8

ARTICLE B.3. OPTION PRICES, is modified to add the following:

Cost Reimbursement
CLIN	Period of Performance	Supplies/Services	Total Est. Cost	Fixed Fee (7%)	Total Cost Plus Fixed Fee
0006 A	3/1/2020 – 6/30/2024	Emergency Readiness for NexoBrid Deployment –– Procure shipment boxes (up to 890 units of 56L capacity Master Shippers) with temperature tales to enable CRT shipment of 16,000 Nexobrid units in a staggered fashion to compliment quarterly Nexobrid procurements. Shipment box choice contingent upon COR approval.	$1,015,002	$71,050	$1,086,052
0006 B	3/1/2020 – 6/30/2024	Emergency Readiness for NexoBrid Deployment –– Monthly Maintenance to cover up to 36 months duration after final Nexobrid procurement (not to exceed $58,900/month) for shipment boxes to be ready for shipment from Sentry at CRT. Access and management for SNS and/or BARDA annual inventory audit (1 full business day/year) Audit will include both Nexobrid units and shipment boxes.	$3,241,917	$226,934	$3,468,851
0006 C	3/1/2020 – 6/30/2024	Emergency Readiness for NexoBrid Deployment – At least one drill dry run exercise executed by the Contractor’s VMI vendor to fully package 50 Credo boxes of Nexobrid to fully ready for deployment.	$15,000	$1,050	$16,050

Contract No. HHSO100201500035C Modification No. 0006	Continuation Sheet Block 14	Page 4 of 8

0007 A	3/1/2020 – 6/30/2024	Emergency Deployment – Vendor executes Pick and Pack for up to 16,000 NexoBrid treatment units (not to exceed $2 per unit) as instructed by SNS to be ready for CRT shipment of 3,150 units in 24 hours and the rest of the 12,850 units NLT in 72 hours.	$32,000	$2,240	$34,240
0007 B	3/1/2020 – 6/30/2024	Emergency Deployment – As directed by SNS upon their notification, Vendor ships at CRT using either their established shipping contract(s), or maintains readiness for pick up by SNS-managing shipment mechanism(s) for up to all 16,000 units of Nexobrid.	$871,350	$60,995	$932,345

ARTICLE B.5. ADVANCE UNDERSTANDINGS, is modified to add paragraphs l through p as follows:

l.
In a mass casualty situation, which does not require a national emergency declaration, upon consultation and request for use of NexoBrid, the Contractor could submit a request for COA and justification to potentially trigger all or part of the emergency deployment strategies outlined in CLIN 7.

m.
The cost estimate listed in CLIN 7 represents the best estimate. Upon triggering of deployment actions the Contractor may seek additional reimbursement for actual costs incurred by providing justification and approval by CO.

n.
Notification of Release of Product - Notification to release product(s) under this Contract shall be provided in writing to the Contractor by the CO, or by an authorized representative designated by the CO.

o.
To clarify the term ‘substantial delivery’, it is hereby defined to indicate product delivery and acceptance of at least two (2) deliveries, and cover at least three (3) production manufacturing lots. As such the first invoice for the delivery of the product can only be submitted upon acceptance by BARDA of at least 2 deliveries of the product with at least three (3) manufactured lots per delivery.

“Acceptance” signifies that the requested product meets all the specifications as defined in the QA contract and therefore can be accepted by BARDA’s Quality Group, who represents the USG check for acceptance of deliverables for both quantity and quality. Acceptance will be contingent upon receipt of undamaged product units manufactured under GMP conditions and maintained within the specified shipping conditions. BARDA Quality will count all dosages and ensure that the product is maintained within temperature during transport and all deviations have been closed prior to acceptance.

Contract No. HHSO100201500035C Modification No. 0006	Continuation Sheet Block 14	Page 5 of 8

Delivery term - Shipping and handling fees up to delivery of the products are included within the negotiated unit purchase price. NexoBrid price is including delivery at point “DAP” (incoterms 2000), at Sentry’s warehouse based in Indianapolis, U.S.

p.
Consistent with FAR 52.227-14, the BEACON model (the “Model”) developed under this contract will be owned by USG. The USG holds an unlimited rights license to that model. However, BARDA will provide MediWound with a limited rights license to use of the current version of the Model developed under the Contract with to meet the corporate needs for marketing NexoBrid (the “USG/MediWound License”). The USG/MediWound License is limited to use by MediWound, and may not be assigned by MediWound to any other parties without the express written authorization of the USG’s contracting officer.

To further expand the utility of the model for evaluating the combined effects with other MCMs, BARDA may use this model with additional BARDA prime contractors. Future versions of the model, solely supported by BARDA funding, will be made accessible to all product development partners equally. It is BARDA’s intent to make iterations of the model available publically.

ARTICLE C.1. STATEMENT OF WORK, is modified to read as follows:

Independently and not as an agent of the Government, the Contractor shall furnish all the necessary services, qualified personnel, material, equipment, and facilities not otherwise provided by the Government as needed to perform the Statement of Work dated September 28, 2015, as amended on January 29, 2017 (via Modification 3), and amended February 21, 2020 (herein); and set forth in SECTION J - List of Attachments, attached hereto and made a part of the contract.

SECTION J – LIST OF ATTACHMENTS, is modified to add the following:

1.  Statement of Work, amendment dated 2/21/2020.

ATTACHMENT 1

STATEMENT OF WORK 02/21/2020

CLINS 0006 and 0007 are hereby added to the Statement of Work:

1.  CLIN 0006 SOW

The proposed SOWs for CLIN 0006A, 6B and 6C are contained in the tables below. Dates are TBD pending consultation with the BARDA PO.

Table 1: CLIN 0006 SOW

WBS	Title	Description	Milestone	Deliverables	Cost	Delivery Date (est.)	CLIN
6	CLIN 0006A	Emergency Readiness Tasks - Materials					0006A
6.7	Procurement						0006A
6.7.1	Acquisition						0006A
6.7.1.1	Shipment Containers	Procure shipment containers (up to 890 units of 56L capacity) with Temperature tales to enable CRT shipment of 16,000 NexoBrid units in a staggered fashion to compliment quarterly NexoBrid procurements. Shipment containers choice contingent upon COR approval. The total costs encompass box procurement of up to 890 CREDO (or equivalent) shippers on a staggered schedule in 3 stages.	Start & end of shipment containers deliveries.	Shipment box procurement/delivery schedule, with maintenance costs. Shipment containers deliveries	$1,086,053	Q1/2020 through Q1/2021	0006A

WBS	Title	Description	Milestone	Deliverables	Cost	Delivery Date (est.)	CLIN
6	CLIN 0006B	Emergency Readiness Tasks - Maintenance					0006B
6.7	Procurement						0006B
6.7.2	Sustainment						0006B
6.7.2.1	Maintenance of Shipment Boxes	Monthly Maintenance charges to cover 36 months duration after final NexoBrid procurement for shipment boxes to be ready for shipment from Sentry at CRT. Period - 01/01/2020 through 06/30/2024. Costs are calculated based on storage of the boxes over the contract period of performance, assuming a staggered procurement schedule as described in WBS 6.7.1.1.	Start & end of maintenance of shipment boxes.	Verification of box storage readiness Box Maintenance Plan SOP Shipment box deliveries and storage.	$3,421,051	Through June 30 2024	0006B

HHSO100201500035C
Modification 0006

Attachment 1 – Statement of Work

WBS	Title	Description	Milestone	Deliverables	Cost	Delivery Date (est.)	CLIN
		Formal SOPs will be developed at MediWound’s VMI vendor for assembly, storage and maintenance of the boxes.		Completion of yearly audit.
6.7.2.2	BARDA/SNS audit	Access and Management for SNS and/or BARDA annual inventory audit (@ 1 full business day/year). Audit will include both NexoBrid units and shipment boxes	Start & end of maintenance of shipment boxes.	Completion of yearly audit.	$42,800	Through June 30 2024	0006B

WBS	Title	Description	Milestone	Deliverables	Cost	Delivery Date (est.)	CLIN
6	CLIN 0006C	Emergency Readiness Tasks – Emergency Preparedness Procedures / Exercise					0006C
6.7	Procurement						0006C
6.7.3	Sustainment						0006C
6.7.3.1	Emergency Preparedness Procedures
Operational SOPs developed at MediWound’s VMI vendor, including:

•       An emergency communication system with the Strategic National Stockpile
•       Evidence of emergency shipment mechanism(s) by Sentry to move the product in the stated amounts and timeframes
•       Development of an emergency exercise design protocol in coordination with Sentry/BARDA/SNS
			SOPs and emergency protocol developed and approved.	Documents submitted to BARDA PO/CO.			0006C
6.7.3.2	Emergency Preparedness Exercise	At least one drill dry run Exercise executed by MediWound’s VMI vendor to fully package 50 Credo boxes of NexoBrid to be ready for deployment	Completion of exercise.	Final report (After Action Report) submitted to BARDA PO/CO.	$16,050	Q4/20 20	0006C

1. CLIN 0007 – EMERGENCY DEPLOYMENT TASKS

CLIN 0007 has been structured into two distinct CLINs that can be authorized separately upon emergency/MCI:

Title	Description
CLIN 0007A	Emergency Deployment Preparation
CLIN 0007B	Emergency Deployment and Shipping

HHSO100201500035C
Modification 0006

Attachment 1 – Statement of Work

Either CLIN would only be authorized in the event of an emergency upon notification from the SNS Director/Designee. MediWound will provide immediate notification to the BARDA CO/COR and BARDA/RQA (who manage the Quality Agreement). CLIN 0007A describes the packing operations that would take place at MediWound’s VMI vendor after the request is received from BARDA/SNS. CLIN 0007B would be authorized if the actual shipping of NexoBrid were to be conducted by the VMI vendor rather than by SNS.

1.1 CLIN 0007 SOW

The proposed SOWs for CLIN 0007A, and 7B are contained in the tables below. Dates are TBD pending consultation with the BARDA PO.

Table 3: CLIN 0007 SOW

WBS	Title	Description	Milestone	Deliverables	Cost	Delivery Date (est.)	CLIN
7	CLIN 0007A	Emergency Deployment Preparation					0007A
7.7	Emergency Deployment						0007A
7.7.1	Pick and pack						0007A
7.7.1.1	Emergency Deployment	Vendor executes Pick and Pack for up to 16,000 NexoBrid treatment units as instructed by SNS to be ready for CRT shipment of 3,150 units in 24hr. and the rest of the 12,850 units NLT in 72 hr.	Complete deployment.	Communication of “deployment ready status” made to BARDA/SNS	$34,240		0007A

WBS	Title	Description	Milestone	Deliverables	Cost	Delivery Date (est.)	CLIN
7	CLIN 0007B	Emergency Deployment and Shipping					0007B
7.7	Emergency Deployment						0007B
7.7.2	Shipping						0007B
7.7.1.2	Emergency Shipping	As directed by SNS upon their notification, Vendor ships at CRT using either their established shipping contract(s) and/or maintains readiness for pick up by SNS-managing shipment mechanism(s) for up to 16,000 units of NexoBrid. Assumed shipment of 890 boxes to the major cities in the furthest 4 corners of the continental US upon SNS guidance	Emergency shipment performed.	Emergency shipment completed	$932,345		0007B

HHSO100201500035C
Modification 0006

Attachment 1 – Statement of Work